Customer Agreement

Party A	Company name	GuiZhouYibai Medicament CO.,LTD	Legal person	Fu du
	Telephone number	0851-4718876	fax	0851-4706896
	address	Baiyun street suite 220-1, guiyang, guizhou	Postal code	550008
	Contact person	Bo huang	telephone	4718350
	Tax number	520100622240025	Account number	23-170001040005722
Party B	Company’s name	Hainan success medicament co, ltd	Legal person	Fangming zou
	Telephone number	0531-8036508	fax	0531-8033225
	address	Guomao street suite 48, haikou, hainan	Postal code	570125
	Contact person		telephone
	Tax number		Account number
product	Trade name	Danshen Chuanxiongqin Injection	Trademark name
	Transport mode		Quality specification	National standards
	Responsible time		Authorized document number	H52020959
note

Through talks, Party A and Party B have reached the following agreement with regard to the sale of Danshen Chuanxiongqin Injection.

1. Party B will exclusively act as the agent across China to sell the product of Party A: Danshen Chuanxiongqin Injection. The specification is 5ml/injection×5 injections/pack×500 injections/carton (including others specifications to be submitted in the future).

2. The two parties have agreed that the price for each injection, including the cost and all related expenses, shall be 4.5 yuan (four yuan and fifty cents)/injection with tax inclusive. Party A shall be responsible for delivering the product to Jinan, where Party B is based, and Party A shall not raise the price unilaterally out of any reason (except for factors of force majeure or national policy adjustment), and in case of contract termination resulting thereupon, Party A shall repay Party B 30,000 yuan per carton as the expense of market development.

3. After the contract is signed by the two parties, Party B shall pay Party A a deposit of 500,000 yuan, which serves as the bond for the sales target and Party A has the right to seize this bond should Party B fail to meet the sales target on time. Should Party B meet the target in the first year, this bond should be used as a part of the payment of products. In the first batch of product, Party B takes 500,000 injections and pays 20% of the total price in advance. Party B shall pay the rest sum after Party A has produced all products. After Party B receives the first batch of the products, Party A grants Party B a market development period of three months, and from the fourth month on, Party B shall guarantee to take no less than 200,000 injections per month, and after a half year, the quantity shall be no less than 250,000 injections. The quantity shall increase at a rate no lower than 15% for the second and third year. Should Party B fail to meet the above said targets for three consecutive months out of its own reason, Party A has the right to terminate the agreement. If Party B meets the annual sales target, Party A shall pay 0.1 yuan per injection at the year-end as an award.

4. Party A agrees to authorize Party B as the exclusive national agent, and should Party B meet the sales target, this authorization shall automatically be renewed. Should Party B fail to fulfill the contract terms, the two parties shall discuss the method of sales of this product upon the expiry of the contract, and Party A may resort to other alternatives with regard to the distribution right.

5. The two parties shall mutually provide the necessary photocopies of related certificates to facilitate the sale, and shall notify the other party in time of any alteration in business registration. This contract shall not be terminated because of unilateral business registration alteration of any party.

6. Disputes over the contract shall be solved through talks between the two parties; should no agreement be reached through talks, such disputes shall be solved at the law court of the place where Party A and Party B is located.

7. This contract is made out in four copies, with each of the two parties keeping two copies bearing the same legal effect.

8. This contract shall be fulfilled from the date it is signed and shall have a validity term of 5 years. It comes into effect upon the signature of the two parties.

9. The two parties shall hold talks to solve unstated issues.

Obligations of Party A

1. During the period of distribution of Party B, Party A shall not sell the product to any other party (entity), otherwise it shall pay a compensation of RMB 50,000 yuan per carton to Party B as the expense of market development.

2. After signing this contract, Party A shall take charge of the pricing following a principle of taking the highest price as the reference instead of the farthest, but the final retail price shall be set by the national commodity price authorities. At the same time, Party A shall not cut the price without the consent of Party B except for special rules of the state or factors of force majeure.

3. After receiving Party B’s faxed information on the product demand and prepaid product price, Party A shall lose no time to organize the production and notify Party B once the products are ready to be delivered and deliver the products to Party B via express transportation upon the receipt of the payment of these products. In case of damages, Party B shall provide proofs from related transportation undertakers and Party A shall make due compensation. Party A must guarantee the supply of the product, and in case of shutdown out of any reason (except for force majeure), Party A shall make compensation to Party B in accordance with the actual amount of damage.

4. The product shall be inspected and accepted in line with related regulations of the state. Should quality problems arise during the period of Party A’s responsibility, Party A shall be responsible for replacement or return.

5. Party A shall be responsible for providing all qualified bidding materials needed by Party B, such as sales authorization, provincial-level inspection report, etc.

Obligations of Party B

1. In case the quantity needed exceeds the plan under this agreement, Party B shall submit the demand plan to Party A 30 days in advance (the faxed document shall be taken as the proof), and Party A shall deliver the products to places designated by Party B at the cost of Party A. Party B shall make payment to designated account of Party.

2. In case disputes arise over the products, Party B shall provide related documents (faxed documents are acceptable) to Party A within seven days after receiving the products, and the two parties shall hold talks in time to solve the disputes.

3. Party B may at its discretion determine a special trademark for the product and authorize Party A to have the exclusive right to use it.

Signatures of the two parties

Party A: Guizhou Yibai Xingye Pharmaceutical Co., Ltd.
By Stamp
Seal: Guizhou Yibai Xingye Pharmaceutical Co., Ltd.
Date: November 3, 2004

Party B: Hainan Success Pharmaceutical Co., Ltd.
By Stamp
Seal: Special Seal for Contract of Hainan Saike Saisi Pharmaceutical Co., Ltd.
Date: November 3, 2004